SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                 FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


                            Banknorth Group, Inc.
         ______________________________________________________
         (Exact name of Registrant as specified in its charter)




           Maine                                         01-0437984
_______________________________           ____________________________________
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)



                               P.O. Box 9540
                           Two Portland Square
                        Portland, Maine 04112-9540
                 ________________________________________
                 (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file numbers to which this form relates: Not applicable

      Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                Name of Each Exchange on Which
      to be so Registered                Each Class is to be Registered
__________________________________    __________________________________
  Common Stock, par value $.01            New York Stock Exchange, Inc.
  per share, and the related
  Preferred Stock Purchase Rights


Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.   Description of Registrant's Securities to be Registered

     Common Stock

          The information relating to the common stock, par value $.01 per share (the "Common Stock"), of Banknorth Group, Inc. ("Banknorth" or the "Company") required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the caption "Description of Banknorth Capital Stock - Banknorth Common Stock" in the Prospectus/Proxy Statement included in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-100095) filed with the SEC on September 25, 2002 and declared effective on October 7, 2002.

     Preferred Stock Purchase Rights

          The information relating to the preferred stock purchase rights issued pursuant to the Stockholder Rights Agreement, as amended and restated as of July 25, 2000, between the Company and American Stock Transfer & Trust Company, as rights agent, required by Item 202 of Regulation S-K is hereby incorporated by reference to the Company's Registration Statement on Form 8-A/A filed with the SEC on July 25, 2000 under the Securities Exchange Act of 1934.

Item 2.            Exhibits

          The following exhibits are filed as part of this Registration
     Statement:

Exhibit No.         Exhibit                                 Location
-----------         -------                                 --------


 3(a)(1)     Amended and Restated Articles of
             Incorporation of Banknorth                        (1)

 3(a)(2)     Amendments to the Articles of Incorporation
             of Banknorth                                      (2)

 3(b)        Bylaws of Banknorth                               (3)

 4(a)        Specimen Common Stock certificate                 (4)

 4(b)        Stockholder Rights Agreement, dated as of         (5)
             September 12, 1989 and amended and restated as of July 27, 1999 and as of July 25, 2000, between Banknorth and American Stock Transfer
             & Trust Company, as Rights Agent

 4(c)        Instruments defining the rights of security
             holders, including indentures                     (6)


                                     2

 99(a)       Banknorth's Annual Report on Form 10-K for        (7)
             the year ended December 31, 2001

 99(b)       Banknorth's Quarterly Report on Form 10-Q for     (8)
             the three months ended June 30, 2002

 99(c)       Banknorth's definitive proxy statement dated      (9)
             March 22, 2002 for the 2002 Annual Meeting of
             Stockholders

___________
(1) Incorporated by reference to Exhibit A to the Agreement and Plan of Merger, dated as of October 27, 1997, between Banknorth and CFX Corporation, which agreement is included as Exhibit A to the Prospectus/Proxy Statement included in the Registration Statement on Form S-4 (No. 333-23991) filed by Banknorth with the SEC on December 31, 1997.

(2) Exhibits are incorporated by reference to (i) the proxy statement filed by Banknorth with the SEC on March 23, 1998, (ii) the proxy statement filed by Banknorth with the SEC on March 22, 2002 and (iii) the Registration Statement on Form S-4 (No. 333-95587) filed by Banknorth with the SEC on January 28, 2000, which describes an amendment which changed the name of the registrant to "Banknorth Group, Inc."

(3) Exhibit is incorporated by reference to the Annual Report on Form 10-K filed by Banknorth for the year ended December 31, 2000.

(4)  Exhibit is incorprated by reference to the Registration
     Statement Form S-4 (No. 333-95587) filed by Banknorth with the SEC on January 28, 2000.

(5)  Exhibit is incorporated by reference to the Registration
     Statement on Form 8-A/A filed by Banknorth with the SEC on July
     28, 2000.

(6) Banknorth has no instruments defining the rights of holders of its long-term debt where the amount of securities authorized under any such instrument exceeds 10% of the total assets of Banknorth and its subsidiaries on a consolidated basis. Banknorth hereby agrees to furnish a copy of any such instrument to the SEC upon request.

(7)  Filed with the SEC on March 20, 2002.

(8)  Filed with the SEC on August 13, 2002.

(9)  Filed with the SEC on March 20, 2002.

All exhibits will be supplied to the New York Stock Exchange.


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                                 SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                               BANKNORTH GROUP, INC.

Date: October 22, 2002         By: /s/Peter J. Verrill
                                   --------------------------------------
                                   Peter J. Verrill
                                   Senior Executive Vice President, Chief
                                   Operating Officer and Chief Financial
                                   Officer






























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